Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kimco Realty Corporation, of our report dated February 26, 2021, relating to the financial statements of Weingarten Realty Investors for the year ended December 31, 2020, appearing in the Current Report on Form 8-K of Kimco Realty Corporation as filed on August 4, 2021, and Form 8-K/A as filed on August 17, 2021.

/s/ Deloitte & Touche LLP

Houston, Texas
January 3, 2023